    As filed with the Securities and Exchange Commission on October 11, 1996

                                                    Registration No. 333-10771

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                Amendment No. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                             COMMERCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

             New Jersey                                    6712                                    22-2433468
--------------------------------------    ---------------------------------------    ---------------------------------------
   (State or other jurisdiction of             (Primary Standard Industrial                     (I.R.S. Employer
   incorporation or organization)               Classification Code Number)                    Identification No.)

                                 Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (609) 751-9000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                 C. Edward Jordan, Jr., Executive Vice President
                                 Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (609) 751-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Lawrence R. Wiseman, Esquire
                          Blank Rome Comisky & McCauley
                           1200 Four Penn Center Plaza
                             Philadelphia, PA 19103

                              --------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         The shares of common stock registered hereby may be offered for resale by persons who receive such shares from the registrant in acquisitions or upon issuance of warrants, options, convertible debentures and other similar securities issued by the registrant in acquisitions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Article VI of the Company's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5. Reference is made to the By-laws of the Company filed as Exhibit 3.3 hereto.

Item 21. Exhibits

         (a) Exhibits



      Exhibit No.                           Description
      -----------     -----------------------------------------------------------------------

           3.1        Restated Certificate of Incorporation of the Company, as amended (2)

           3.2        Certificate of Amendment to the Restated Certificate of Incorporation
                      of the Company, setting forth the preferences, limitations and relative rights of the Company's Series C ESOP Cumulative Convertible
                      Preferred Stock. (2)

           3.3        By-laws of the Company, as amended.

           4.1        Form of Trust Indenture, dated July 15, 1993, between the Company and United Jersey Bank, with respect to the Company's $23,000,000
                      8 3/8% Subordinated Notes due July 15, 2003. (2)

           5.1        Opinion of Blank Rome Comisky & McCauley.

          23.1(1)     Consent of Ernst & Young LLP.

          23.2        Consent of Blank Rome Comisky & McCauley (to be included in
                      Opinion to be filed as Exhibit 5.1).

          24.1(1)     Powers of Attorney of certain signatories (included on signature pages).

------------------------
 (1)  Previously filed.

 (2) Incorporated by reference from the Company's Registration Statement on Form S-2 and Amendments Nos. 1 and 2 thereto (Registration
      No. 33-62702).

Item 22. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes that:

                  (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

                  (2) That for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
         Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                  (6) As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (7) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 19(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (8) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on this 10th day of October, 1996.

                                    COMMERCE BANCORP, INC.


                                    By:  /s/ Vernon W. Hill, II
                                        -----------------------------------
                                         VERNON W. HILL, II
                                         Chairman of the Board and President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities indicated, on October 10, 1996.



                SIGNATURE                                         Capacity                                      Date
                ---------                                        ----------                                     ----

/s/ Vernon W. Hill, II                               Chairman of the Board,                                October 10, 1996
-----------------------------------------            President and Director
VERNON W. HILL, II                                   (Principal Executive Officer)



/s/ C. Edward Jordan, Jr.                            Executive Vice President and                          October 10, 1996
-----------------------------------------            Director (Principal Financial
C. EDWARD JORDAN, JR.                                and Accounting Officer)




      *                                             Secretary and Director                                 October 10, 1996
-----------------------------------------
ROBERT C. BECK


      *                                             Director                                               October 10, 1996
-----------------------------------------
DAVID BAIRD, IV


      *                                              Director                                              October 10, 1996
-----------------------------------------
JACK R BERSHAD


      *                                              Director                                              October 10, 1996
-----------------------------------------
MORTON N. KERR




                SIGNATURE                                         Capacity                                      Date
                ---------                                        ----------                                     ----

      *                                                          Director                                 October 10, 1996
-----------------------------------------
STEVEN M. LEWIS


      *                                                          Director                                 October 10, 1996
-----------------------------------------
DANIEL J. RAGONE


      *                                                         Director                                  October 10, 1996
-----------------------------------------
JOSEPH T. TARQUINI, JR.





* By: /s/ C. Edward Jordan, Jr.
-----------------------------------------
C. EDWARD JORDAN, JR.
Attorney-in-fact